Exhibit 21.6





                          PENNSYLVANIA ELECTRIC COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





                                                                    STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


NINEVEH WATER COMPANY                WATER SERVICE                PENNSYLVANIA

THE WAVERLY ELECTRIC LIGHT           ELECTRIC DISTRIBUTION        PENNSYLVANIA
 AND POWER COMPANY

PENELEC PREFERRED CAPITAL, INC.      SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL, L.P.              SPECIAL-PURPOSE FINANCE      DELAWARE

PENELEC PREFERRED CAPITAL II, INC.   SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL II, L.P.           SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL TRUST              SPECIAL-PURPOSE FINANCE      DELAWARE



Note: Penelec, along with its affiliates JCP&L and Met-Ed, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.